                                                                   Exhibit 10.17

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  CO-OPERATIVE

                      ANTIVIRAL RESEARCH ACTIVITY AGREEMENT







THIS AGREEMENT IS MADE BETWEEN:


- NOVIRIO SARL, a French pharmaceutical company located 23 - 25 rue de Berri, 75008 Paris France, on behalf and for the benefit of NOVIRIO Pharmaceuticals Limited, a company organized in the Cayman Islands, and represented by Bruno Lucidi, President and CEO.

- The Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, located Cittadella Universitaria, SS 554 KM 4.5, 09133 Monserrato, Cagliari, represented by Prof. Giovanni Biggio, Director.

1.       PURPOSE

The purpose of this agreement is to define the terms of the co-operative activity to be undertaken by or for the benefit of each of the parties hereto and Novirio Pharmaceuticals Limited in connection with research in the field of antiviral substances, hereafter referred to as `Co-operative activity.' This agreement covers two entities and in no way creates a corporate, joint venture or partnership structure or arrangement. It excludes the `affectio societatis' and any other direct or indirect association with any corporation whatever its structure may be. Specifically with regard to third parties, each of the parties will act in its own name and on its own account and will have no authority to bind the other party hereto.

2.       SCOPE

This agreement is applicable to research in the field of antiviral substances, the main field of interest of the Section of Microbiology of Dipartimento di Biologia Sperimentale dell'Universita di Cagliari, and includes without limitation all research activities directly or indirectly related to the development of antiviral substances, tests or analytic procedures relating thereto and all other research activity made necessary by the main activity which will constitute a part of the co-operative activity.

The initial research program which will constitute a part of the Co-operative activity is attached (annex 1). In case of inconsistency between annex 1 and present agreement, the latter shall prevail.

3.       CO-OPERATIVE ACTIVITIES

3.1      PERSONNEL

The Co-operative activity will be carried out by NOVIRIO SARL personnel with the support of personnel of the Section of Microbiology of the Dipartimento di Biologia Sperimentale. Temporary personnel may be hired, when necessary, with funds provided by NOVIRIO SARL. Any employee assigned to the Co-operative activity by a party hereto shall remain an employee of such party. Such party shall be responsible for satisfaction of the obligations it owes to the employees it has assigned to the Co-operative activity, including civil duties, such as insurance, social security, taxes, accidents at work and illnesses due to activity. Each party shall be responsible for its own staff administration and shall be free to evaluate all needs related to its own staff. Each party is responsible for acts committed by its staff assigned to the Co-operative activity. It is understood and agreed that every staff member shall follow the general rules of discipline and security of the Section of Microbiology of the Dipartimento di Biologia Sperimentale. Each party shall inform its staff, at the time of assignment to the Co-operative activity, of necessary measures as regards to the terms of this agreement.

3.2      LOCATION / FACILITIES

The Co-operative activity will take place at and within the facilities of the Section of Microbiology of the Dipartimento di Biologia Sperimentale. The NOVIRIO SARL personnel assigned to the Co-operative activity will have access to main services, such as documentation centre, general public services from the Universita di Cagliari on the same conditions as the personnel of the Dipartimento di Biologia Sperimentale, under the responsibility of the Director of the Co-operative activity.

3.3      MEANS

Each party agrees to provide the resources to the Co-operative activity in accordance with the plan attached hereto in annex 2.

NOVIRIO SARL will retain sole ownership of the basic means which it has supplied to or paid for the Co-operative activity and shall have the right to remove such means from the facilities of the Dipartimento di Biologia Sperimentale at the termination of this agreement.

4.       PARTNERSHIPS AND OTHER AGREEMENTS

Public laboratories or third party entities may collaborate with the parties hereto in connection with the Co-operative activity, provided, that such collaboration is regulated by a written agreement with third parties signed by NOVIRIO SARL and a representative of the Dipartimento di Biologia Sperimentale specifying the purpose, the duration and the party's contributions and shall not affect the rights and obligations of the parties arising in connection with or pursuant to Articles 8, 9 and 10 of this agreement. The present agreement shall prevail should inconsistencies occur between agreements.

5.       STEERING COMMITTEE

5.1      ESTABLISHMENT AND MEMBERS

         Pursuant to this agreement, a steering committee is hereby established for the purpose of determining the detailed objectives for and research programs to be undertaken by the Co-operative activity and for the other purposes set forth in Article 5.2 of this agreement. The Steering Committee will include at least one representative designated from time to time by each party hereto and will consist of not more than 5 members. The members of the Steering Committee will appoint a chairman. The initial members of the Steering Committee are:

              Prof. Jean-Pierre Sommadossi, Chairman of the Board of Novirio Pharmaceuticals Limited;
              Mr. Bruno Lucidi, President and CEO of Novirio Pharmaceuticals Limited; and
              Prof. Paolo La Colla, Dipartimento di Biologia Sperimentale.

         The initial Chairman of the Steering Committee is Prof. Jean-Pierre Sommadossi.

5.2      MEETINGS AND RESPONSIBILITIES

The chairman of the Steering Committee shall call a meeting of such committee at least once a year. Additional meetings of the Steering Committee may be called by the Chairman as often as the Chairman deems necessary or appropriate. The Steering Committee shall be responsible for the following matters:

         (i) the annual determination and establishment of the detailed objectives for and the research programs to be undertaken by the Co-operative activity;
         (ii) appointment of a Co-operative activity Director and the Steering Committee Chairman;
         (iii) approval, prior to implementation, of any material modifications proposed by the Co-operative activity director to previously established detailed objectives or research programs;
         (iv) oversight, monitoring and modification of the operations of the Co-operative activity and the budget attached hereto as annex 2, which oversight shall include but not be limited to decisions regarding staffing, publications and communications in accordance with Article 8 of this agreement and licensing in accordance with Article 10 of this agreement.

5.3      CO-OPERATIVE ACTIVITY DIRECTOR

Subject to the authority vested in the Steering Committee, the operations of the Co-operative activity will be managed by the Co-operative Director who will be a member of Dipartimento di Biologia Sperimentale. In addition to general management of the Co-operative activity and implementation of the decisions of the Steering Committee, the Co-operative activity Director will prepare and deliver to the Steering Committee research program proposals and co-operative activity objectives and proposals for modification of any previously approved detailed objectives and research programs. The initial Co-operative Activity Director is Prof. Paolo La Colla.

6.     CONFIDENTIALITY

Each party agrees to keep confidential and not disclose or use, except for purposes permitted for performance under the agreement, any information whatsoever including without limitation proprietary or confidential business, technical or scientific information owned by or related to either one of the involved parties which has been obtained from or derived from information provided by the other party in connection with the negotiation and execution of this agreement or the Co-operative activity. Each party agrees to inform its staff of the terms of this article and ensure that said staff respect these terms.

This clause shall remain active for as long as the information is not of public domain without violation of any duties whatsoever resulting from this article. The information subject to the obligation of confidential non-disclosure and non-use set forth above does not include information which has been disclosed with a specific authorization from the Steering Committee.

If one of the parties should find it necessary for the success of its mission to disclose confidential information to a third party, this information may only be disclosed after a prior written authorization from the Steering Committee specifying the conditions of the disclosure.

7.       PUBLICATIONS AND COMMUNICATIONS

Publications and communications related to the Co-operative activity or the results therefrom shall occur only after prior authorization from the Steering Committee and shall specify each party's contribution unless one of the parties specifically requests not to be mentioned.

To this end, the Director of the Co-operative activity shall request, in a writing directed to the Steering Committee, authorization for publication. The Steering Committee shall respond to such request within a maximum 2 months after the date of receipt of such request. Absence of response within this time limit shall be considered implied consent.

The Steering Committee shall have the right to review any disclosure prior to its publication or communication and such publication or communication projects may be modified or certain information suppressed by the Steering Committee if the Steering Committee believes disclosure of such information might limit the availability of patent protection or otherwise harm the industrial and/or commercial operations that may result from the Co-operative activity. Nevertheless, the Steering Committee may not refuse communication or publication after 18 months of request unless the strategic importance of the information to be disclosed can be reasonably proven. In this specific case, decisions related to the nature and duration of confidentiality shall be made by the Steering Committee and the researchers involved in the Co-operative activity who are required to submit scientific reports, can inform the Dipartimento di Biologia Sperimentale of the results in a confidential report.

8.       INTELLECTUAL PROPERTY - OWNERSHIP AND PROTECTION

8.1      RESULTS OBTAINED OUTSIDE OF THE CO-OPERATIVE ACTIVITY

Each party retains exclusive ownership of its intellectual property utilized in and the results of the research and development activities it has carried out before the date of this agreement. Each party will also retain exclusive ownership of intellectual property it develops or acquires and results of research and development activities it has undertaken outside of the Co-operative activity.

Each party may gratuitously contribute the use of its intellectual property and knowledge for the realization of work carried out within the scope of the Co-operative activity.

8.2      RESULTS OBTAINED WITHIN THE CO-OPERATIVE ACTIVITY

Results obtained from the Co-operative activity remain the property of both parties.

Should any party wish to protect results obtained within the Co-operative activity, it must advise, in writing, the other party, which must inform whether it wants to protect said results. Absence of response [**] after the date of receipt of such notice is understood as refusal to participate in protection of results, in which case the remaining party may deposit results for protection.

Notwithstanding anything to the contrary, Dipartimento di Biologia agrees and does hereby grant to NOVIRIO Pharmaceuticals Limited the right of first patent filing on results susceptible to patenting in its own and the Dipartimento di Biologia Sperimentale name and at NOVIRIO Pharmaceuticals Limited own expenses, allowing further investment needed to perform full development within the most appropriate time frame and substantial additional investment necessary for product to seek for approval with health registration.

In the event NOVIRIO Pharmaceuticals Limited elects not to: (i) file a first patent and corresponding patents; (ii) continue procedures in view of obtaining said patents; or (iii) maintain said patents in effect, NOVIRIO SARL agrees to inform the Dipartimento di Biologia Sperimentale, as soon as practicable after such election and in a time period reasonably believed to be sufficient, to allow the latter to accomplish all necessary formalities for the filing and maintaining, as the case may be, of patents in its own name, if it wishes to do so.

Each party agrees to cause:

(i) all patents to mention the name of the inventor (unless requested otherwise) in accordance with current legal dispositions regarding deposit of patents; and
(ii) its staff, mentioned as inventors, to sign and accomplish all necessary formalities for the deposit, the maintaining and the defense of said patents.

Each party also agrees to cooperate with the other in connection with the deposit and extensions of patents.

9.       INDUSTRIAL OPERATIONS - LICENSING

9.1      INDUSTRIAL OPERATIONS OF RESULTS OBTAINED WITHIN THE CO-OPERATIVE
         ACTIVITY

Dipartimento di Biologia Sperimentale hereby grants to NOVIRIO Pharmaceuticals Limited the exclusive right to directly or indirectly use or license the results obtained within or from the Co-operative activity. In case of rewarded commercial use of such results, NOVIRIO SARL or NOVIRIO Pharmaceuticals Limited shall pay to the Dipartimento di Biologia Sperimentale a fee as set forth below. It is understood and agreed by the parties hereto that the assessment and percentage of the fee have been defined at a reasonable level with reference to similar processes/products available on the market, and that such assessments and fees have taken into account the intellectual and financial contributions of the parties with respect to the invention, the development, the launch and protection of processes/products. The fees payable by NOVIRIO SARL or NOVIRIO Pharmaceuticals Limited to the Dipartimento di Biologia Sperimentale, and costs to be incurred by NOVIRIO SARL or NOVIRIO Pharmaceuticals Limited in the case of rewarded commercial use of results obtained within or from the Co-operative activity which have been licensed to Novirio Pharmaceuticals Limited, are as follows:

-        the percentage will be [**]% of the world-wide net sales results;
- terms of payment will be defined by an agreement signed by the parties before commercialization;

- NOVIRIO SARL or NOVIRIO Pharmaceuticals Limited will incur all costs of development and if NOVIRIO Pharmaceuticals Limited licenses out the compound, it agrees to use reasonable efforts to cause the Dipartimento di Biologia Sperimentale to earn a percentage of the royalties it receives or a percentage of sub-licensing fees equivalent to the [**]% of the world-wide net sales.

If NOVIRIO Pharmaceuticals Limited elects not to further develop these results, it could decide to allow the Dipartimento di Biologia Sperimentale to negotiate with third parties non-exclusive licenses, for patent use or know-how obtained within the Co-operative activity. In this case, the Dipartimento di Biologia Sperimentale shall pay NOVIRIO Pharmaceuticals Limited a fee equivalent to [**]% of world-wide net sales, in accordance with an agreement that will be signed by the parties before commercialization.

9.2      INDUSTRIAL OPERATIONS OF RESULTS OBTAINED OUTSIDE THE CO-OPERATIVE
         ACTIVITY

9.2.1    RIGHT OF FIRST REFUSAL

Dipartimento di Biologia Sperimentale agrees, subject to confidentiality obligations rightfully owed by it to third parties pursuant to enforceable agreements, to provide written notification to either NOVIRIO Pharmaceuticals Limited or NOVIRIO SARL of any developments and discoveries in the field of antivirals of which Dipartimento di Biologia Sperimentale becomes aware as soon as practicable after Dipartimento di Biologia Sperimentale acquires such awareness.
Dipartimento di Biologia Sperimentale further agrees not to notify any other third party of such developments or discoveries prior to notifying either NOVIRIO Pharmaceuticals Limited or NOVIRIO SARL and thereafter for a minimum period of [**] after delivery of notice to either NOVIRIO Pharmaceuticals Limited or NOVIRIO SARL. In addition, subject only to the legally enforceable rights of each of Ministero dell' Universita e della Ricerca Scientifica e Tecnologica, Intitute Superiore di Sanita, and Regione Autonoma Sardegna, Dipartimento di Biologia Sperimentale agrees not to enter into any agreements or arrangements with any third party relating to the license, acquisition, commercialization or other use of any results or discoveries in the field of antivirals in which Dipartimento di Biologia Sperimentale acquires or may acquire an interest prior to offering the same to NOVIRIO Pharmaceuticals Limited. NOVIRIO Pharmaceuticals Limited shall have a period of [**] after receipt of such notice to evaluate the results or discoveries and Dipartimento di Biologia Sperimentale shall, at NOVIRIO Pharmaceuticals Limited expense, cooperate with such evaluation to the extent reasonably practicable. If, prior to the expiration of such [**] period, either NOVIRIO Pharmaceuticals Limited or NOVIRIO SARL notifies Dipartimento di Biologia Sperimentale of NOVIRIO Pharmaceuticals Limited desire to license, acquire, commercialize or otherwise use such results or discoveries, Dipartimento di Biologia Sperimentale agrees to execute such agreements as may be necessary to permit NOVIRIO Pharmaceuticals Limited or its assigns to license, acquire, commercialize or otherwise use such results or discoveries on an exclusive basis. The obligation of Dipartimento di Biologia Sperimentale to execute and deliver such agreements is conditioned upon the right of Dipartimento di Biologia Sperimentale to receive a fee not lower than the fee set forth in Article 9.1 in the case of paid commercial use of the results or discoveries licensed, acquired, commercialized or otherwise used by NOVIRIO Pharmaceuticals Limited pursuant to this Article 9.2.1. If NOVIRIO Pharmaceuticals Limited does not notify Dipartimento di Biologia Sperimentale of its desire to license, acquire, commercialize or otherwise use such results or discoveries within [**] after receipt of the offer from Dipartimento di Biologia Sperimentale, Dipartimento di Biologia Sperimentale shall have the right to offer to other parties the non-exclusive right to license, acquire, commercialize or otherwise use such results or discoveries.

9.2.2    REVOCATION OF RIGHTS

If, on the second anniversary of an agreement executed by or for the benefit of NOVIRIO Pharmaceuticals Limited pursuant to Article 9.2.1, NOVIRIO Pharmaceuticals Limited has not either developed or actively engaged in efforts to cause the development of any rights or discoveries licensed, assigned or otherwise acquired by NOVIRIO Pharmaceuticals Limited pursuant to Article 9.2.1, Dipartimento di Biologia Sperimentale shall have the right to offer to third parties a non-exclusive interest in such rights and discoveries. NOVIRIO Pharmaceuticals Limited shall have no right to receive any fees or payments from either Dipartimento di Biologia or such third parties if such third party arrangements result in rewarded commercial use.

10.      LITIGATION AND DISPUTES

Parties shall try to settle out of court all litigation and disputes deriving from the interpretation of this agreement. In case of persistent disagreement settlement shall fall within the sole competence of the Paris (France) Court.

11.    DURATION - TERMINATION

This agreement shall be for the duration of 4 years from date of signature and will be renewed for this same period by consent expressed in writing by the parties at least 30 days prior to the expiration of the initial term. Each party is entitled to terminate this agreement in case of non-respect of one or more obligations mentioned in this agreement by the other party. Termination shall be effective 3 months after reception of a registered letter sent by the aggrieved party specifying the reasons for complaint, unless the defaulting party has contracted its obligations or proven the fault was a case of `force majeure' within this time frame.
The possibility of termination shall not exempt the defaulting party from fulfilling its contracted obligations under this agreement prior to the effective time of termination. In addition to any other damages suffered by the non-defaulting party, the defaulting party shall be liable for any harm suffered by the non-defaulting party due to the early termination of this agreement.

ANNEX 1:
Initial Research Program


ANNEX 2:
Resources and Budget


SIGNATURES:

Dipartimento Di Biologia Sperimentale

By: /s/ Giovanni Biggio
    ----------------------------------
Prof. Giovanni Biggio, Director


NOVIRIO SARL

By: /s/ Bruno Lucidi
    -----------------------------------
Bruno Lucidi, President and CEO

                                     ANNEX 1

                                RESEARCH PROGRAM

SCREENING OF CANDIDATE ENTITIES FOR ANTIVIRAL ACTIVITY [**].
       In the past years, the division of microbiology in the department of experimental biology has established several research collaborations which have resulted in a portfolio of 3,500 chemically synthesized compounds and a certain number of natural products. The division of microbiology will screen part of this pipeline for possible activity [**]. In addition, screening of compounds submitted directly by Novirio Pharmaceuticals will also be tested in the facility.
RATIONAL DRUG DISCOVERY [**].
       This research will entail structure activity relationship of selected compounds and molecular modelization of the complex 'enzyme-inhibitor' in order to rationalize drug synthesis. Pre-clinical studies of compounds will be performed [**]. The classes of possible chemical entities to be developed include:

                                   [**]

                                    ANNEX 2

                                     BUDGET

For the implementation of the Co-operative activity, NOVIRIO SARL commits to allocate the financial resources detailed in the Table, while the Dipartimento di Biologia Sperimentale agrees to provide the structures and the basic equipment necessary for the research activities described in annex 1.
Expenses [**] concerning the [**], will be covered by NOVIRIO SARL directly.
As for the screening activity and the research & development activity, every year NOVIRIO SARL will pay the Dipartimento de Biologia Sperimentale the sums shown in the Table, pending continuation of the research program as defined in the agreement. The use of these proceeds will be regulated by the administrative rules of the University of Cagliari. The annual budget will be divided into [**] payments at the beginning of each [**]. The surplus of each term can be used in the next term. The related statements of an account will be submitted to NOVIRIO SARL at the end of each term, within and not later than [**] after the end of the term.
Expenses for the acquisition of the following goods are allowed:

  - Equipment costing not more than [**] Lira altogether; Maintenance of equipment;
  - Consumer goods;
  - [**] to be reimbursed by NOVIRIO SARL upon receipt of original invoice;
  - Publication of papers in scientific journals and acquisition of reprints which are associated to the study or NOVIRIO;
  - Fees given to temporary personnel (external consultants)

                                     Annex 2

                      BUDGET FROM DECEMBER 1998 UNTIL 2002 - COOPERATIVE LABORATORY - CAGLIARI (ITALY)
                      --------------------------------------------------------------------------------

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          (IT LIRA)                [**]           [**]           [**]             [**]               [**]              TOTAL
---------------------------------------------------------------------------------------------------------------------------------
Cost of personnel (loaded)              [**]           [**]           [**]               [**]               [**]             [**]
---------------------------------------------------------------------------------------------------------------------------------
Research scientist senior               [**]           [**]           [**]               [**]               [**]             [**]
---------------------------------------------------------------------------------------------------------------------------------
General expenses                                       [**]           [**]               [**]               [**]             [**]
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Research & Dvpt costs                                  [**]           [**]               [**]               [**]             [**]
---------------------------------------------------------------------------------------------------------------------------------
Screening costs                                        [**]           [**]               [**]               [**]             [**]
---------------------------------------------------------------------------------------------------------------------------------
Total                                   [**]           [**]           [**]               [**]               [**]             [**]
---------------------------------------------------------------------------------------------------------------------------------

Cost [**] will be handled directly by Novirio.
Other Costs should be wired by quarter in advance and consolidated yearly, last quarter. Payments will be made in advance quarterly and expenses monitored and reported to Novirio on a regular basis quarterly.